SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 19, 2002
                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                                Delaware 0-24919
                                   73-1515699
     (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
                      of Incorporation) Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                 Not Applicable.
          (Former name or former address, if changed since last report)

THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE RISKS DETAILED FROM TIME TO TIME IN MDI ENTERTAINMENT, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING, BUT NOT LIMITED TO, THOSE DESCRIBED IN THE FORM 10-KSB FILED MARCH 19, 2002, AMENDMENTS NOS. 1 AND 2 TO FORM 10-KSB FILED APRIL 30, 2002 AND MAY 9, 2002, RESPECTIVELY, AND THE COMPANY'S FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2002.

ITEM 5. OTHER EVENTS.

     On November 19, 2002, MDI Entertainment, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Scientific Games International, Inc., a Delaware corporation ("Parent"), and Blue Suede Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), which provides for, among other things: (i) the commencement by Purchaser of a cash tender offer for all of the outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), at a purchase price of $1.60 per share, net to the seller in cash (the "Offer"); and (ii) following consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"). The consummation of the Offer is subject to certain conditions as set forth in the Merger Agreement, including the condition that 75% of the Company's outstanding shares are tendered in the Offer (including, for purposes of such calculation, (1) the 708,333 shares which are currently owned by Parent and (2) the 3,795,169 shares owned by Steven M. Saferin, the Company's Chief Executive Officer and President which are the subject of a separate stock purchase agreement described below). The consummation of the Merger and the transactions contemplated thereby, are subject to customary closing conditions as prescribed in the Merger Agreement.

     Steven M. Saferin, the Company's President, Chief Executive Officer and a director, who in the aggregate holds dispositive power with respect to 3,795,169 Shares and holds options to purchase 250,000 Shares, immediately following the execution and delivery of the Merger Agreement entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated November 19, 2002, with Parent and the Purchaser. Pursuant to the Stock Purchase Agreement, Mr. Saferin has agreed, among other things, to sell the Shares held by him to the Purchaser at a purchase price of $1.40 per share, aggregating $5,313,236.60, within five business days after the closing of the Offer. In addition, all options to purchase Shares held by Mr. Saferin will be cancelled and he will receive from Purchaser an amount equal to the excess of $1.40 over the exercise price of each such option, aggregating $242,750.

     In addition, Mr. Saferin and Parent have entered into (i) a three-year employment agreement (the "Employment Agreement") pursuant to which Mr. Saferin will receive an annual base salary of $250,000 and relocate to the Atlanta metropolitan area and (ii) a non-competition agreement (the "Non-Competition Agreement"), both of which are effective upon the closing of the Offer.

     On November 19, 2002, the Company and Parent issued a joint press release ("Press Release") announcing the execution of the Merger Agreement, the Stock Purchase Agreement, the Employment Agreement and the transactions contemplated thereby.

     The Merger Agreement, the Stock Purchase Agreement, the Employment Agreement, the Non-Competition Agreement and the Press Release are attached hereto as Exhibits 2.1, 2.2, 10.1, 10.2 and 99.1, respectively. The description of each document set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of each such document.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.


EXHIBIT NO.                    DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of November 19, 2002, by and among Scientific Games International, Inc., MDI Entertainment, Inc. and Blue Suede Acquisition Corp.

2.2  Stock  Purchase  Agreement,  dated as of November  19,  2002,  by and among
     Scientific  Games  International,   Inc.  and  Steven  M.  Saferin  of  MDI
     Entertainment, Inc.

10.1 Employment and Severance Benefits Agreement, dated as of November 19, 2002, by and among Scientific Games International, Inc. and Steven M. Saferin.

10.2 Non-Competition Agreement, dated as of November 19, 2002, by and among Scientific Games International, Inc. and Steven M. Saferin.

99.1 Joint Press Release, dated November 19, 2002, announcing the execution of the Agreement and Plan of Merger by and among Scientific Games International, Inc., MDI Entertainment, Inc. and Blue Suede Acquisition Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MDI ENTERTAINMENT, INC.
                                  (Registrant)

Date: November 19, 2002           /s/ Steven M. Saferin
                                  ----------------------
                                  Name:  Steven M. Saferin
                                  Title: President & Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                        Description

2.1 Agreement and Plan of Merger, dated as of November 19, 2002, by and among Scientific Games International, Inc., MDI Entertainment, Inc. and Blue Suede Acquisition Corp.

2.2  Stock  Purchase  Agreement,  dated as of November  19,  2002,  by and among
     Scientific  Games  International,   Inc.  and  Steven  M.  Saferin  of  MDI
     Entertainment, Inc.

10.1 Employment and Severance Benefits Agreement, dated as of November 19, 2002, by and among Scientific Games International, Inc. and Steven M. Saferin.

10.2 Non-Competition Agreement, dated as of November 19, 2002, by and among Scientific Games International, Inc. and Steven M. Saferin.

99.1 Joint Press Release, dated November 19, 2002, announcing the execution of the Agreement and Plan of Merger by and among Scientific Games International, Inc., MDI Entertainment, Inc. and Blue Suede Acquisition Corp.